Exhibit 10.8

Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of [              ], 2004, between CDRV Investors, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the CDRV Investors, Inc. Stock Incentive Plan.  The meaning of capitalized terms may be found in Section 8.

The Company and the Employee hereby agree as follows:

Section 1.                                           Grant of Options

(a)                      Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of Shares specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                     Option Price.  Each share covered by an Option shall have an Option Price of $100.00.

Section 2.                                           Vesting and Exercisability

(a)                      Except as otherwise provided in Section 7(a) of this Agreement, the Options shall become vested in five equal annual installments on each of the first through fifth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any Options held by the Employee shall immediately vest as of the effective date of such Special Termination.

(b)                     Discretionary Acceleration.  The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                      Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to full shares of Common Stock and must be exercised in accordance with Section 4.

Section 3.                                           Termination of Options

(a)                      Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 7, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)                     Early Termination.  If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Employee following the effective date of a termination of employment (the “Covered Options”) shall remain exercisable until the first to occur of (i) the 60th day following the effective date of the Employee’s termination of employment (the 180th day in the case of a Special Termination and a retirement from active service on or after the Employee reaches normal retirement age), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 7(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.                                           Manner of Exercise.

(a)                      General.  Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit.  On or before any Exercise Date that occurs prior to a Public Offering, the Company and the Employee shall enter into an Employee Stock Subscription Agreement.  Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Employee Stock Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.  The right of the Company and the Investor to purchase Covered Options following a termination of employment pursuant to Section 5 shall supercede any attempted exercise following a termination of employment.

(b)                     Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements.  The Company shall on its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove impediment to exercise described in such sentence.

Section 5.                                           Repurchase of Options on Termination of Employment.

(a)                      Rights of the Company and the Investor.  If the Employee’s employment with the Company terminates for any reason prior to a Public Offering, the Company may elect to purchase all or portion of the Covered Options by written notice to the Employee delivered at any time on or before the 40th day after the Determination Date (the “First Purchase Period”).  The Investor may elect to purchase all or any portion of the Covered Options that the Company has not elected to purchase by written notice to the Employee delivered at any time on or before the 60th day after the Determination Date.

(b)                     Purchase Price.  The purchase price pursuant to this Section 5 shall equal the excess, if any, of  (i) the aggregate Fair Market Value as of the Determination Date of the Shares subject to Covered Options being purchased over (ii) the aggregate Option Price for such Covered Options (the “Purchase Price”).

(c)                      Closing of Purchase; Payment of Purchase Price.  Subject to Section 5(f), the closing of a purchase pursuant to this Section 5 shall take place at the principal office of the Company no later than the 90th day following the Determination Date.  At the closing, (i) the Company or the Investor, as the case may be, shall, subject to Section 5(d), pay the Purchase Price to the Employee and (ii) the Employee shall deliver to the Company such instruments effectuating such purchase as the Company or the Investor, as the case may be, shall reasonably request.  Notwithstanding the foregoing, if the Determination Date occurs during the first or last fiscal quarter of any fiscal year, the Company or the Investor, as the case may be, may elect to pay the Purchase Price in two installments, as follows:  (i) at the closing the Company or the Investor, as the case may be, shall pay to the Employee an amount (the “First Installment Amount”) equal to at least 80% of the excess of (A) the aggregate Fair Market Value of the shares covered by the Covered Options being purchased, determined on the basis of the most recent available annual valuation of the shares over (B) the aggregate Option Price for such Covered Option, and (ii) no later than the fifteenth business day following the Board’s next determination of the Fair Market Value, the Company or the Investor, as the case may be, shall pay the excess, if any, of the (A) Purchase Price for the Covered Options calculated using such subsequent determination of Fair Market Value over the First Installment Amount or, if the First Installment Amount exceeds the Purchase Price, the Company shall so notify the Employee, who shall promptly repay any such excess to the Company or the Investor, as the case may be.

(d)                     Application of the Purchase Price to Certain Loans or Other Obligations.  The Company and the Investor shall be entitled to apply any amounts otherwise payable pursuant to this Section 5 to discharge any indebtedness of the Employee to the Company or any of its Subsidiaries or indebtedness that is guaranteed by the Company or any of its Subsidiaries or to offset any such amounts against any other obligations of the Employee to the Company or any of its Subsidiaries.

(e)                      Notice of Termination.  Prior to a Public Offering the Company shall give prompt written notice to the Investor of any termination of the

Employee’s employment with the Company and of the Company’s decision whether or not to purchase Covered Options pursuant to Section 5(a).

(f)                        Certain Restrictions on Repurchases Financing Agreements, etc.  Notwithstanding any other provision of this Agreement, if the Company elects to purchase Covered Options and (i) the payment of such purchase price (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under, any guarantee, financing or security agreement or document entered into by the Company or any Subsidiary from time to time, (ii) the payment of such purchase price would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware, the payment of such purchase price will be postponed and will take place at the first opportunity thereafter when the Company has funds legally available therefor and when the payment of such purchase price will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company; provided that the Purchase Price shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at a rate equal to 7% per annum.

(g)                     Right to Exercise Covered Options.  The Employee may exercise any Covered Options that neither the Company nor the Investor has elected to purchase pursuant to this Section 5; provided that the Employee must exercise such Covered Options prior to the date such Options terminate pursuant to Section 3(b) (which, in light of the 15 business day notice period of Section 4(a) may require the Employee to give notice of exercise prior to the expiration of the periods during which the Company and the Investor may elect to purchase Covered Options pursuant to Section 5(a)).

(h)                     Public Offering.  The provisions of this Section 5 shall terminate upon a Public Offering, except with respect to any payment that has been postponed pursuant to Section 5(f).

Section 6.                                           Employee’s Representations; Investment Intention.  The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Employee represents and warrants that the Employee understands that, prior to a Public Offering, none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the relatedEmployee Stock Subscription Agreement shall have been complied with or have expired.

Section 7.                                           Change in Control.

(a)                      Vesting and Cancellation.  Except as otherwise provided in this  Section 7(a), in the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                     Alternative Award.  Notwithstanding Section 7(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award meeting the requirements of the Plan.

(c)                      Limitation of Benefits.  If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 7(a) or Section 7(b) that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Section 7 to the contrary, the payments, deemed payments or other benefits such Employee would otherwise receive under Section 7(a) or Section 7(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Employee shall have no further rights or claims with respect thereto.  If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis by more than 5%, the Company will use its commercially reasonable best efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 7(c)).

Section 8.                                           Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Affiliate” has the meaning given in the Plan.

“Alternative Award” has the meaning given in the Plan.

“Company” means CDRV Investors, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Stock” has the meaning given in the Plan.

“Covered Options” has the meaning given in Section 3(a).

“Determination Date” means the effective date of the Employee’s termination of employment.

“Disability” has the meaning given in the Plan.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4, Section 5 and Section 9, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and follow such Person’s Disability, “Employee shall be deemed to include such person’s legal representative.

“Employee Stock Subscription Agreement” means a “Stock Subscription Agreement” as defined in the Plan.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Financing Agreements” has the meaning set forth in Section 5(f) hereof.

“First Installment Amount” has the meaning given in Section 5(c).

“First Purchase Period” has the meaning set forth in Section 5(a) hereof.

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each Share covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such Share upon exercise of an Option.

“Plan” means the CDRV Investors, Inc. Stock Incentive Plan.

“Purchase Price” has the meaning set forth in Section 5(b).

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statue, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Special Termination” means a termination of the Employee’s employment as a result of his or her death or Disability.

“Subsidiary” has the meaning given in the Plan.

Section 9.                                           Miscellaneous.

(a)                      Withholding.  The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)                     Authorization to Share Personal Data.  The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement or the administration of the Stock Incentive Plan.

(c)                      No Rights as Stockholder.  The Employee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Shares.

(d)                     No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e)                      Non-Transferability of Options.  The Options may be exercised only by the Employee.  The Options are not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or pursuant to Section 5.

(f)                        Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Investor or the Employee, as the case may be, at the following addresses or to such other address as the Company, the Investor or the Employee, as the case may be, shall specify by notice to the others:

(g)                     Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Except as provided in Section 5 with respect to the Investor, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)                     Waiver; Amendment.

(i)             Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 5 or this Section 9(g) must be consented to in writing by the Investor.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)          Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company, provided that any amendment, modification or supplement that adversely affects the rights of the Investor hereunder must be consented to by the Investor.

(i)                         Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other parties and the Investor; provided that the Investor may assign from time to time all or any portion of its rights under Section 5 to one or more persons or other entities designated by it.

(j)                         Applicable Law.  This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of New York, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(k)                      Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)                         Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m)                   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

CDRV INVESTORS, INC.

By:
Name:
Title:

THE EMPLOYEE:

«Name»

By:
as Attorney-in-Fact

Name:

Address of the Employee:

«Address»

Total Number of Shares for the Purchase of Which Options have been Granted	«Options» Shares